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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 8, 1996, relating to the consolidated financial statements of The Registry, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the nine months ended March 30, 1996, the year ended June 24, 1995 and each of the two years in the period ended May 31, 1994 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

Price Waterhouse LLP

Boston, Massachusetts

May 13, 1996